Exhibit (a)(1)(E)

Offer to Purchase for Cash

Up to $125,000,000 in Value of Shares

by

Chambers Street Properties

of

its Common Shares of Beneficial Interest

at a Purchase Price Not Greater Than $10.60

Nor Less Than $10.10 Per Common Share

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 19, 2013, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

May 21, 2013

To Our Clients:

Chambers Street Properties, a Maryland real estate investment trust (the “Company”), has listed its Common Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”), on the New York Stock Exchange (“NYSE”), commencing on May 21, 2013, under the symbol “CSG”. The listing provides the Company’s shareholders a security that can be sold on a daily basis at a price determined by the market.

For those shareholders who might wish to sell their securities other than on the NYSE, enclosed for your consideration are the Offer to Purchase, dated May 21, 2013 (the “Offer to Purchase”), and the Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), by the Company, to purchase for cash up to $125,000,000 in value of its Common Shares at a price specified by the tendering shareholders of not greater than $10.60 nor less than $10.10 per Common Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer.

Promptly after the Expiration Date, assuming the conditions to the Offer have been satisfied or waived, the Company will determine a single price per Common Share (the “Purchase Price”), which will be not more than $10.60 and not less than $10.10 per Common Share, that it will pay for Common Shares properly tendered in the Offer and not properly withdrawn, and accepted for purchase, taking into account the number of Common Shares tendered pursuant to the Offer and the prices specified by tendering shareholders. The Purchase Price will be the lowest price per Common Share (in increments of $0.10) of not more than $10.60 and not less than $10.10 per Common Share, at which Common Shares have been properly tendered or have been deemed to be tendered pursuant to the Offer, that will enable the Company to purchase the maximum number of Common Shares properly tendered in the Offer and not properly withdrawn having an aggregate purchase price not exceeding $125,000,000 (or such lesser number if less than $125,000,000 in value of Common Shares are properly tendered in the Offer after giving effect to any Common Shares properly withdrawn). The Company will not accept Common Shares subject to conditional tenders, such as acceptance of all or none of the Common Shares tendered by any tendering shareholder. No fractional Common Shares will be purchased in the Offer.

All Common Shares purchased pursuant to the Offer will be purchased at the same Purchase Price regardless of whether the shareholder tendered at a lower price. However, because of the “odd lot” priority and proration provisions described in the Offer to Purchase, all of the Common Shares tendered at or below the Purchase Price may not be purchased if Common Shares having an aggregate value in excess of $125,000,000 are properly tendered and not properly withdrawn. Only Common Shares properly tendered at prices at or below the Purchase Price, and not properly withdrawn, will be eligible to be purchased. Common Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 1, 3 and 4 of the Offer to Purchase.

Upon the terms and subject to the condition of the Offer, if the number of Common Shares properly tendered at or below the Purchase Price and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $125,000,000, the Company will purchase Common Shares: (1) first, from all holders of “odd lots” of less than 100 Common Shares who properly tender all of their Common Shares at or below the Purchase Price, and do not properly withdraw them prior to the Expiration Date and (2) second, from all other shareholders who properly tender Common Shares at or below the Purchase Price, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Common Shares, until the Company has purchased Common Shares resulting in an aggregate purchase price of $125,000,000. See Sections 1, 3 and 4 of the Offer to Purchase.

Because of the “odd lot” priority and proration provisions described above, the Company may not purchase all of the Common Shares that you tender even if you tender them at or below the Purchase Price. See Section 1 of the Offer to Purchase.

We are the holder of record (directly or indirectly) of Common Shares held for your account. As such, we are the only ones who can tender your Common Shares, and then only pursuant to your instructions. We are sending you the Letter of Transmittal for your information only. You cannot use it to tender Common Shares we hold for your account.

Please instruct us, by completing the attached Instruction Form, as to whether you wish us to tender all or any portion of the Common Shares we hold for your account on the terms and subject to the conditions of the Offer.

Please note the following:

1.

You may tender your Common Shares at a price not greater than $10.60 nor less than $10.10 per Common Share, in increments of $0.10, as indicated in the attached Instruction Form, net to you in cash, less any applicable withholding tax and without interest.

2.	You cannot instruct us to tender the same shares (unless previously validly withdrawn in accordance with the terms of the Offer) at more than one price.

3.

The Offer is not conditioned upon obtaining financing or any minimum number of Common Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6 of the Offer to Purchase.

4.	The Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 19, 2013, unless the Offer is extended or withdrawn.

5.

Tendering shareholders whose Common Shares are registered in their own names and who tender directly to the Depositary (as such term is defined in the Offer to Purchase) will not be obligated to pay brokerage fees or commissions or, except as set forth in Section 5 of the Offer to Purchase, stock transfer taxes on the purchase of Common Shares by the Company pursuant to the Offer. You should consult with us as to whether any other charges will apply as a result of your instruction to us to tender your Common Shares on your behalf.

6.

If you are an Odd Lot Holder (as such term is defined in the Offer to Purchase) and you instruct us to tender on your behalf all of the Common Shares that you own at or below the Purchase Price prior to the Expiration Date and check the box captioned “Odd Lot” on the attached Instruction Form, the Company, on the terms and subject to the conditions of the Offer, will accept all such Common Shares for payment before any proration of the purchase of other tendered Common Shares.

7.

Any tendering shareholder or other payee who is a U.S. Holder (as defined in Section 13 of the Offer to Purchase) and who fails to complete, sign and return to the Depositary the IRS Form W-9 included with the Letter of Transmittal (or such other Internal Revenue Service form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder or other payee pursuant to the Offer, unless such holder establishes that such holder is within the class of persons that is exempt from U.S. federal backup withholding tax. See Section 3 of the Offer to Purchase.

If you wish to have us tender all or any portion of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date. Please note that the Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 19, 2013, unless the Offer is extended or withdrawn.

This Offer is being made solely under the Offer to Purchase and related Letter of Transmittal and is being made to all holders of the Company’s Common Shares. The Company is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Company becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Common Shares, the Company will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, the Company cannot comply with the state statute, the Company will not make the Offer to, nor will the Company accept tenders from or on behalf of, the holders of Common Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Company’s behalf by the Dealer Managers (as described in Section 15 of the Offer to Purchase) or by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

ALTHOUGH THE COMPANY’S BOARD OF TRUSTEES HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF THE COMPANY’S BOARD OF TRUSTEES, THE DEALER MANAGERS (AS DEFINED IN THE OFFER TO PURCHASE), THE PAYING AGENT (AS DEFINED IN THE OFFER TO PURCHASE), THE DEPOSITARY (AS DEFINED IN THE OFFER TO PURCHASE), THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE), OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR COMMON SHARES OR AS TO THE PRICE OR PRICES AT WHICH YOU MAY CHOOSE TO TENDER YOUR COMMON SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR COMMON SHARES AND, IF SO, HOW MANY COMMON SHARES TO TENDER AND THE PRICE OR PRICES AT WHICH YOU WILL TENDER THEM. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

INSTRUCTION FORM WITH RESPECT TO

Offer to Purchase for Cash

Up to $125,000,000 in Value of Shares

by

Chambers Street Properties

of

its Common Shares of Beneficial Interest

at a Purchase Price Not Greater Than $10.60

Nor Less Than $10.10 Per Common Share

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 21, 2013 (the “Offer to Purchase”), and the Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), by Chambers Street Properties, a Maryland real estate investment trust (the “Company”), to purchase for cash up to $125,000,000 in value of its Common Shares of Beneficial Interest, par value $0.01 per share (the “Common Shares”), at a price specified by the tendering shareholders of not greater than $10.60 nor less than $10.10 per Common Share, net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in the Offer to Purchase and the related Letter of Transmittal.

The undersigned hereby instruct(s) you to tender to the Company the number of Common Shares indicated below or, if no number is indicated, all Common Shares you hold for the account of the undersigned, on the terms and subject to the conditions of the Offer.

In participating in the Offer, the undersigned acknowledges that: (1) the Offer is established voluntarily by the Company, it is discretionary in nature and it may be extended, modified, suspended or terminated by the Company as provided in the Offer to Purchase; (2) the undersigned is voluntarily participating in the Offer; (3) the future value of the Common Shares is unknown and cannot be predicted with certainty; (4) the undersigned has received the Offer to Purchase and the related Letter of Transmittal; and (5) regardless of any action that the Company takes with respect to any or all income/capital gains tax, social security or insurance tax, transfer tax or other tax-related items (“Tax Items”) related to the Offer and the disposition of Common Shares, the undersigned acknowledges that the ultimate liability for all Tax Items is and remains his or her sole responsibility. In that regard, the undersigned authorizes the Company to withhold all applicable Tax Items legally payable by the undersigned. The undersigned consents to the collection, use and transfer, in electronic or other form, of the undersigned’s personal data as described in this document by and among, as applicable, the Company, its subsidiaries, and third party administrators for the exclusive purpose of implementing, administering and managing his or her participation in the Offer.

Total number of whole Common Shares to be tendered by you for the account of the undersigned:

*	Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS

(CHECK AT LEAST ONE BOX):

PRICE(S) (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

By checking at least one of the following boxes below, the undersigned is tendering Common Shares at the price(s) checked. This election could mean that none of the Common Shares will be purchased if the Purchase Price is less than the price(s) checked below. IF YOU WISH TO TENDER COMMON SHARES AT MORE THAN ONE PRICE, YOU MUST CHECK THE BOXES THAT CORRESPOND TO THE PRICES PER COMMON SHARE AT WHICH YOU WANT TO TENDER YOUR COMMON SHARES AND SPECIFY THE NUMBER OF YOUR COMMON SHARES THAT YOU WISH TO TENDER AT EACH APPLICABLE PRICE (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same Common Shares cannot be tendered at more than one price unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE(S) (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

Price(s) at Which Common Shares are Tendered	Number of Whole Common Shares Tendered at Applicable Price

☐ Price $10.10

☐ Price $10.20

☐ Price $10.30

☐ Price $10.40

☐ Price $10.50

☐ Price $10.60
Total Number of Common Shares Tendered (cannot exceed the total number of Common Shares you own)

CHECK AT LEAST ONE BOX ABOVE. IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ODD LOTS

(See Section 1 of the Offer to Purchase and Section 7 of the Letter of Transmittal)

Under certain conditions, shareholders holding a total of fewer than 100 Common Shares may have their Common Shares accepted for payment before any proration of other tendered Common Shares. This preference is not available to partial tenders or to beneficial or record holders of an aggregate of 100 or more Common Shares, even if these holders have separate accounts representing fewer than 100 Common Shares. Accordingly, this section is to be completed only if Common Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Common Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Common Shares, all of which are being tendered; or

☐

is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Common Shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Common Shares and is tendering all of such Common Shares.

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Signature(s):

Name(s):
(Please Type or Print)

Social Security or Tax ID Number:

Address(es):

Zip Code:

Area Code and Telephone Number:

Dated: , 2013